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                         [VINSON & ELKINS LETTERHEAD]



                                August 17, 1999



Forest Oil Corporation
1600 Broadway, Ste. 2200
Denver, Colorado 80202

Ladies and Gentlemen:

    We have acted as counsel for Forest Oil Corporation, a New York corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of securities by the Company from time to time, pursuant to Rule 415 under the Securities Act, including shares of common stock, $.10 par value per share, of the Company with attached preferred share purchase rights (the "Common Stock"), pursuant to the Company's Registration Statement on Form S-3 (File
No. 333-16125) filed with the Securities and Exchange Commission (the "Commission") on November 14, 1996, as amended, and declared effective by the Commission on February 2, 1999 and the additional Registration Statement on Form S-3 (No. 333-85449) filed by the Company with the Commission on August 17, 1999, pursuant to rule 462(b) under the Securities Act (collectively, the "Registration Statement"), and the proposed sale of 9,000,000 shares of Common Stock, plus up to 1,350,000 additional shares to cover over-allotments (the "Shares"), as described in a Prospectus Supplement dated August 17, 1999 filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act (the "Prospectus Supplement").

    Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, including the definitive underwriting agreement with respect to the sale of the shares (the "Underwriting Agreement") filed as exhibits to the Registration Statement, and we reviewed such questions of law, as we considered appropriate.

    Based upon the foregoing examination and review, we are of the opinion that the shares are duly authorized and, when issued and delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

    The foregoing opinions are limited to the laws of the United States of America and the State of New York.

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Forest Oil Corporation
Page 2


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus Supplement forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                       /s/ Vinson & Elkins L.L.P.